Exhibit 99.1

Acquisition Update:
Chase Corporation acquires Resin Designs, LLC

CHASE Corporation

On September 30, 2016, Chase Corporation (NYSE MKT: CCF) acquired all working capital and fixed assets of Resin Designs, LLC, a formulator of customized adhesive and sealant systems used in high-reliability electronic applications, and entered into multi-year leases at both its existing locations

Resin Designs, LLC Overview

- **Acquired Company Overview:** As an advanced adhesives and sealants manufacturer, Resin Designs produces quality products for applications such as semiconductor packaging and devices, EMI shielding, enclosures, smart cards and hybrid microelectronics assemblies.
- **Employees:** ~45
- **Products:** ACURA ™, ENTEX ™, GelTek ™, AXIS ™, NEXUS ™, TechFilm ™ and Vivid Cure ™
- **End Markets:** electronics, automotive, general industrial, among others

Expands Chase's Domestic Footprint [1]


Woburn, MA
Adhesives Systems
Westwood, MA
Headquarters
Newark, CA
Sealant Systems

☐ Newly acquired Production Facilities (entered into multi-year leases)

☐ Existing Chase Domestic Production Facilities

"Resin Designs is a great strategic acquisition for Chase Corporation. It broadens our adhesives and sealants product offering and manufacturing capabilities, and expands our market reach into logical adjacencies. We feel positive about the cultural fit between the organizations and synergy potential through leveraging our geographic proximity and Chase's nurturing approach to complementary businesses with growth potential."

- Adam P. Chase, President and CEO

Resin Designs, LLC

"Our organization is excited to become part of the Chase team. We look forward to the next chapter of Resin Designs' evolution, complemented by Chase's global market reach ideally positioned to drive growth."

- Tim Desmond, Resin Designs' Managing Partner

Acquisition Factsheet

- ☑ **Purchase Price:** $30.435 million (pending any final working capital adjustment and excluding one-time deal costs)
- ☑ **Financing:** Asset purchase paid for with cash on hand
- ☑ **Financial Performance Metrics:** In the most recently completed calendar year, Resin Designs had revenue in excess of $11 million with results expected to be accretive to Chase's earnings. Chase looks for any acquisition to be accretive to one or more of our overall metrics (GM %, ROI, ROE, etc.)
- ☑ **Key Personnel:** Former Resin Designs owners, Don Giroux and Tim Desmond, will be joining Chase Corporation
- ☑ **Acquisition/Operational Strategy:** Inorganic growth is one of Chase's three core strategies; Chase intends to fully integrate Resin Designs into its shared service platform; to be included in the Industrial Materials operating segment
- ☑ **Deal Arrangement:** The ChemQuest Group, of Cincinnati, OH, advised Chase on this acquisition

[1] Chase's international production facilities in UK, China and India, not shown

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Acquisition Update (continued): Frequently Asked Questions Q&A from interested parties, regarding the Resin Designs, LLC acquisition: What was the multiple that was paid on this acquisition? We are declining to disclose this information, but we will produce a pro-forma look back over the last Chase Fiscal Year, inclusive of this business (within forthcoming FY17 10-Q’s/10-K) Was this transaction part of an auction? This deal did not involve an auction, as principals on both sides saw the benefits of combining strengths of each company together to maximize value What synergies do you expect once you combine the business with Chase’s ongoing operations? We have not justified this investment on rationalization of this business into Chase, but we anticipate some logical cost savings by bringing this business onto Chase’s ERP system, support systems and shared services platform How does this acquisition fit into Chase’s strategy? We see many similarities and adjacencies to our conformal coatings (HumiSeal®) business, which is part of our Industrial Materials operating segment Can you clarify what you mean by accretive to earnings? We see this addition to be compatible with our operating performance overall and, after removing one-time deal costs, see increased profitability. We intend to assist the Resin Designs team to continue to grow this business by adding Chase capability and global reach to its product sets Note: Certain statements in this investors’ presentation are forward-looking. These may be identified by the use of forward-looking words or phrases such as “believe”; “expect”; “anticipate”; “should”; “planned”; “estimated” and “potential,” among others. These forward-looking statements are based on Chase Corporation’s current expectations (‘Acquisition Update’ furnished on October 11, 2016). The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements.